Exhibit 14.1

1 Westrock Code of Ethics April 2021 CODE OF ETHICS

2 Westrock Code of Ethics July 2022 A MESSAGE FROM SCOTT T. FORD Westrock Coffee is committed to developing programs that help farmers reach their full potential and produce high- quality coffee and tea that you can be proud to drink. Each bag of our coffee and tea helps support a better system that improves the lives of everyone it touches near and far. In order to be successful in this mission, we are devoted to creating a sustainable enterprise based on our unwavering commitment to act with integrity and in full compliance with the law. Our goal is to build and efficiently operate the preeminent integrated coffee, tea and extract supply chain in the world. We will measure our success by the relative business success of our customers and the farmers that we serve. We embrace the fact that we are stewards of the financial, social and environmental resources that we have been entrusted to shepherd. Our customers and the farmers that we serve count on us to do the right thing every day. Operating with the highest standards of ethics is critical to our success and provides a competitive advantage. But operating ethically and with integrity is not only about making good business sense - it also shapes our culture and the open, honest environment we are building where everyone feels engaged and comfortable raising questions and concerns and participating in decision-making. Our Code of Ethics lays the foundation for our ethical conduct and provides guidance for how we work. It also is built on these four principles of respect: 1. Respect for each other, 2. Respect for Westrock Coffee and its stakeholders, 3. Respect for our customers, and 4. Respect for our communities.

3 Westrock Code of Ethics July 2022 We must all follow these guidelines and hold firm to our principles, no matter what business pressures we face. Managers have an added responsibility to lead by example and to promote our culture of ethics and compliance to everyone under their supervision. They must also create an environment where employees feel comfortable raising questions and concerns. Of course, our Code cannot cover every possible situation. However, there are many other resources available to help you determine the right course of action, including: • Your manager, • Human Resources, • Legal Department, and • Our Ethics Hotline, where you can raise concerns or make a report without fear of retaliation. I encourage all of you to read our Code of Ethics and to embrace our principles of ethics and integrity. Thank you for your continued dedication to Westrock and your commitment to upholding the standards in our Code. Scott T. Ford Chief Executive Officer

4 Westrock Code of Ethics July 2022 TABLE OF CONTENTS PURPOSE OF THE CODE .................................................................................................................................................................... 7 PRINCIPLES OF THE CODE .............................................................................................................................................................. 8 REPORTING CONCERNS .................................................................................................................................................................... 9 NO RETALIATION FOR REPORTING CONCERNS .................................................................................................................. 10 RESPECT FOR EACH OTHER .......................................................................................................................................................... 11 FAIR & EQUAL TREATMENT ......................................................................................................................................................... 12 EMPLOYEE PRIVACY & DATA PROTECTION .......................................................................................................................... 13 HARASSMENT-FREE WORKPLACE ............................................................................................................................................ 14 SAFE AND SECURE WORKPLACE ................................................................................................................................................ 15 WESTROCK AND STAKEHOLDERS .............................................................................................................................................. 16 ACCURACY OF RECORDS & REPORTS ....................................................................................................................................... 17 RESPONDING TO AUDITS, INVESTIGATIONS AND INQUIRIES ....................................................................................... 18 COMPLYING WITH LAWS PROHIBITING INSIDER TRADING.......................................................................................... 19 PROTECTION OF CONFIDENTIAL INFORMATION ............................................................................................................... 20 PROTECTION OF COMPANY ASSETS AND RESOURCES .................................................................................................... 21 PROTECTION OF THE WESTROCK BRAND AND OTHER INTELLECTUAL PROPERTY ......................................... 22 AVOIDING CONFLICTS OF INTEREST ........................................................................................................................................ 23 AVOIDING CONFLICTS OF INTEREST ........................................................................................................................................ 24 GIFTS AND ENTERTAINMENT ..................................................................................................................................................... 25 GIFTS AND ENTERTAINMENT ..................................................................................................................................................... 26 TAKING CARE IN OUR PUBLIC COMMUNICATIONS ............................................................................................................ 27 DISCLOSURE TO THE U.S. SECURITIES & EXCHANGE COMMISSION AND TO THE PUBLIC .............................. 28 RESPECT FOR OUR CUSTOMERS AND THE MARKETPLACE ........................................................................................... 29 COMPLYING WITH THE LAW ........................................................................................................................................................ 30 DEALING FAIRLY WITH ALL THOSE INVOLVED IN OUR BUSINESS ............................................................................ 31 IMPROPER PAYMENTS .................................................................................................................................................................... 32 IMPROPER PAYMENTS .................................................................................................................................................................... 33 COMPETING ETHICALLY & LEGALLY ........................................................................................................................................ 34 COMPETING ETHICALLY AND LEGALLY .................................................................................................................................. 35 COMPLYING WITH INTERNATIONAL TRADE RESTRICTIONS ........................................................................................ 36

5 Westrock Code of Ethics July 2022 RESPECT FOR OUR COMMUNITIES............................................................................................................................................. 37 SUSTAINABILITY AND RESPONSIBLE SOURCING ................................................................................................................ 38 DOING BUSINESS AS GOOD CORPORATE CITIZENS ........................................................................................................... 39 ENGAGING IN THE POLITICAL PROCESS IN COMPLIANCE WITH THE LAW ........................................................... 40 CONTACT INFORMATION ............................................................................................................................................................... 41 CONTACT INFORMATION............................................................................................................................................................... 42

6 Westrock Code of Ethics July 2022 ABOUT THE CODE

7 Westrock Code of Ethics July 2022 PURPOSE OF THE CODE This Code of Ethics for Westrock Coffee Company (“Westrock” or the “Company”) sets forth the standards we must follow to uphold our principles of ethics and integrity. It is meant to provide general guidance on a variety of situations that we may encounter as we conduct business on behalf of the Company, but it is only a starting point. It cannot address every possible situation and is not a substitute for good judgment. We must obey the law and act ethically in everything we do. We are also expected to comply with other applicable Westrock policies and guidelines, some of which are referenced in this Code. We must avoid even the appearance of impropriety in all our activities on behalf of the Company. When faced with an ethical dilemma, you should evaluate your options by asking yourself the following questions: • Is it in line with the Code and the way we do business? • Is it legal? • How would others react if they learn about my actions? • If I am not sure, have I asked for help? Nothing in this Code is meant to restrict or interfere with your labor and employment law rights or any whistleblower protections provided under law. If you have any questions or doubts about interpreting or applying the Code or other Westrock policies or guidelines, there are many resources you can turn to for assistance. You can consult with your manager or your next level manager, or your Human Resources representative. You can also consult with the Company’s Legal Department. Our Code applies to all Westrock employees, officers and directors at our subsidiaries around the world, including without limitation: Westrock Coffee Company, LLC, Westrock Coffee Roasting, LLC, Westrock Beverage Company, LLC, S. &. D. Coffee, Inc., Falcon Coffees Limited, Rwanda Trading Company SA, and Westrock Coffee & Tea Sdn Bhd. We are committed to upholding our Code. Any waiver or exception to the Code will be appropriate only in very limited circumstances and must be approved by Westrock’s Chief Executive Officer or General Counsel. Any waiver or exception for a director or executive officer must be approved by Westrock’s Board of Directors.

8 Westrock Code of Ethics July 2022 PRINCIPLES OF THE CODE The Code is based on four main principles: 1. Respect for one another; 2. Respect for Westrock and its stakeholders; 3. Respect for our customers and the marketplace; and 4. Respect for our communities. As Westrock employees, officers and directors, we all agree to uphold these principles, and to always do the right thing. No one is exempt from the Code, regardless of position or tenure. Managers and above have additional responsibilities under the Code as a result of their supervisory and leadership roles. Managers are expected to: act as role models for ethical leadership by always holding themselves to the highest standards of ethical conduct; ensure all employees understand the behaviors that are expected of them and have the resources necessary to comply with them; support employees in their efforts to always do the right thing; create an environment in which employees are encouraged to speak up and feel comfortable raising questions and concerns; deal with concerns when they are raised; never retaliate against any employee or ignore acts of retaliation by others; and hold all employees accountable in following the Code and enforce the Code consistently. Failure to follow the Code may result in disciplinary action and even dismissal, but that may be just the beginning. Many of the principles covered in the Code are also legal requirements, and violations could also lead to civil or criminal liability. CONTINUITY OF OUR COMMITMENT The principles contained in this Code are at the core of who we are at Westrock. Because of this commitment, we also expect our suppliers, agents, consultants and others with whom we do business to follow similar principles while working with us.

9 Westrock Code of Ethics July 2022 REPORTING CONCERNS Westrock encourages a culture of openness where employees can raise their concerns without fear of retaliation. Everyone at Westrock is expected to take personal responsibility for ensuring that our conduct complies with the Code. If you become aware of a violation or potential violation of the Code or other legal requirements, you must report it immediately. To report a violation or to discuss a concern, you can: discuss it with your manager, your next level manager, or your Human Resources representative; contact the Company’s Legal Department; or contact the Ethics Hotline: • United States: 1-844-978-2541 • United Kingdom: 0800-090-3348 • Malaysia: 1-800-81-8643 • Online: https://westrockcoffee.ethicspoint.com You can make an anonymous report by contacting the Ethics Hotline. The Ethics Hotline is operated by an independent company, which forwards the reports to the Company for handling, and is available 24 hours a day, 7 days a week. The Company will promptly and fairly investigate concerns raised in good faith about known or suspected misconduct and will take appropriate actions whenever necessary. The Company will provide feedback to any individual who has raised a concern when doing so is appropriate and when it can be given without infringing legal requirements or confidentiality. Additionally, nothing in this Code prohibits you from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the SEC, Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. You do not need any prior authorization to make any such reports or disclosures, and you are not required to notify Westrock that you have made such reports or disclosures. HOW TO REPORT Laws and standards in certain jurisdictions outside the U.S. place some limitations on use of hotlines and other reporting mechanisms. If you are located outside the U.S. and are uncertain what laws apply to you or have any questions regarding the reporting mechanisms under the Code, you should consult with your manager or your next level management, your Human Resources representative or the Company’s Legal Department.

10 Westrock Code of Ethics July 2022 NO RETALIATION FOR REPORTING CONCERNS If you raise a concern in good faith, you will be protected against retaliation. Retaliation will not be tolerated and may result in disciplinary action and even dismissal. A “good faith” report means that you have provided all of the information you have and believe it to be true. You will also be protected against retaliation if you participate in an investigation in good faith. If you believe you have experienced retaliation, report it immediately to your next level manager, your Human Resources representative, or to the Company’s Legal Department. You may also contact the Ethics Hotline. Never do anything that you believe is a violation of the Code or is illegal, even if your manager is telling you to do it. My manager told me to do something that I think is against the Code and may even be illegal. I think I should report it, but I’m nervous and afraid of the consequences if I speak up. What should I do? Report your concern. You can report the concern to your next level manager, your Human Resources representative or the Company’s Legal Department, or you can raise it anonymously by contacting the Ethics Hotline. Whatever reporting method you use for raising a good faith concern, you will be protected against retaliation. A

11 Westrock Code of Ethics July 2022 RESPECT FOR EACH OTHER

12 Westrock Code of Ethics July 2022 FAIR & EQUAL TREATMENT We treat our fellow employees, and everyone with whom we do business, with dignity, respect and fairness. Our diverse workforce is essential to our business success, and we value the contributions and perspectives that people of different experiences and backgrounds offer. We communicate openly and transparently, and actively collaborate throughout the organization in order to build trusted partnerships and achieve the Company’s goals. Equal opportunity for all employees is a fundamental component of our commitment to trust and integrity everywhere we do business. All employees and applicants are selected, evaluated, compensated, trained, promoted and disciplined based on their qualifications, experience, contributions and performance, and not on characteristics or for reasons unrelated to these qualities. We promote employee development and building strong teams based on qualifications, experience and performance. We do not discriminate on the basis of race, color, sex, age, national origin, ethnicity, LGBTQ status, marital status, veteran status, religion, disability or any other factors not related to a person’s qualification for and ability to perform a job. Report your concerns to your manager, your Human Resources representative, or I believe I was passed over for promotion because I’m a woman. I have the qualifications for the position and performed the job on a temporary basis when my colleague resigned after having a baby. However, I overheard the manager mention that it is nice to have someone in the position he doesn’t have to worry about becoming pregnant. What should I do? the Company’s Legal Department, or contact the Ethics Hotline, for investigation into your concern. A

13 Westrock Code of Ethics July 2022 EMPLOYEE PRIVACY & DATA PROTECTION We respect the privacy of employees’ personal data and information, whether in paper or electronic format. This means: we collect personal information only where it is necessary for the operation of our businesses; we make personal information available only to those who have a legitimate business purpose to have or use such information; and we store personal information securely and for no longer than is necessary. Personal data and information may include employees’ names, identification numbers, pictures, home and office contact information, compensation, marital status, medical records and other personal information. We comply with applicable data protection rules and laws wherever we operate. As a company with a global footprint, we establish proper processes and safeguards before transferring any personal information between countries. PRIVACY & DATA DISCLAIMER A. Be Careful. I am thinking about sending one of my employees to another Westrock location abroad for a six-month assignment. Can I send his employee file to the Human Resources Department in the other country so they can prepare for his assignment? Before sending any employee information abroad, confirm with your manager, your Human Resources representative, or the Company’s Legal Department that the proper data protection processes are in place. We protect personal information and maintain confidentiality. However, to protect the Company’s interests, we reserve the right to search Company equipment and systems in connection with its business operations, in accordance with applicable law. As employees, we should not have an expectation of privacy in our use of Company equipment or systems, including with respect to email, files and other documents and information created or stored on Company equipment or systems.

14 Westrock Code of Ethics July 2022 HARASSMENT-FREE WORKPLACE We maintain a workplace that is free from harassment, intimidation and other inappropriate or unprofessional behavior. Harassment can take many forms, but generally involves verbal or physical behavior that is intimidating, threatening or demeaning to employees, including degrading or humiliating jokes, unwelcome sexual advances, and offensive verbal, visual, or physical conduct. This includes displaying or distributing offensive or insulting material of any kind, including inappropriate pictures, cartoons, jokes or symbols of hatred, in any work location or facility (e.g., offices, branches, break rooms, vehicles, computers or other work location or property). Harassment is contrary to our commitment to treat everyone with dignity and respect and to build trusted partnerships. If you believe you are experiencing any form of harassment, intimidation or other inappropriate or unprofessional behavior, or are witnessing any of these behaviors, report your concerns. MANY FORMS OF HARASSMENT All employees have a duty to report harassment, even if A male supervisor is always rubbing female teammates’ shoulders and making suggestive comments about their bodies. I know it makes them uncomfortable, but they are afraid to say anything because he’s their supervisor. I mentioned this to my manager and he just laughed it off and said I was being too sensitive. What should I do? they are not the victim of the harassment. Report the incident to your manager, your Human Resources representative, the Company’s Legal Department, or through the Ethics Hotline. In addition, you could encourage the female employees to report the conduct themselves and remind them of the Company’s commitment to protect employees against retaliation. It is possible for employees to be harassed by peers and subordinates, as well as by managers or supervisors. Harassment can occur between people with similarities, such as the same sex, sexuality, race or ethnicity. Attempts by managers to date their subordinates raise a significant risk that their actions may be perceived as sexual harassment (in addition to a conflict of interest). Therefore, dating a subordinate is highly discouraged and, subject to applicable law, may be prohibited by local policy. A

15 Westrock Code of Ethics July 2022 SAFE AND SECURE WORKPLACE Ensuring safety and security – for our employees, our customers and their valuables, and the public - is essential to maintaining a culture of trust. We comply at all times with our established safety and security practices, policies and standards, as well as applicable safety and health laws and regulations in the countries in which we operate. We maintain a workplace free from threats, intimidation, aggressive behavior, physical harm and other forms of violence. Harassment is contrary to our commitment to treat everyone with dignity and respect and to build trusted partnerships. WHAT IF I FEEL UNSAFE? Immediately report your concerns to your manager or I work with a service technician who makes threats of physical violence against pedestrians who get in his way. He never makes the threats openly to the pedestrians, and I don’t think he would ever carry out the threats. I don’t want to get him in trouble, but sometimes it does scare me how angry he gets. What should I do? your Human Resources representative. Our responsibility to maintain a safe and healthy workplace includes Company vehicles and customer locations. There are safety and security risks inherent in Westrock’s normal operations. However, if you are concerned that your workplace or work area poses a risk to health or safety outside these inherent risks, report your concern. A

16 Westrock Code of Ethics July 2022 WESTROCK AND STAKEHOLDERS

17 Westrock Code of Ethics July 2022 ACCURACY OF RECORDS & REPORTS We will each do our part to ensure that the Company maintains complete, accurate and timely financial and business records. Doing so helps the Company provide full, accurate and timely reports that honestly present the Company’s results and financial condition to our shareholders and other stakeholders. We comply with applicable financial and accounting reporting standards as well as the Company’s internal controls and procedures. We do not make false or misleading entries, records or reports. If you are aware of or suspect false or misleading entries, records or reports, you must report them. Records should always be retained or destroyed according to the Company’s record retention policies. In accordance with those policies, in the event of litigation or governmental investigation, please consult the Company’s Chief Legal Officer. Talk to your manager’s supervisor or a I work in the Accounting Department. There are only two days left in the year and my manager has asked me to record the revenue for a contract we expect to win next month so we can meet our annual revenue goal. I discussed my concerns with my manager who dismissed them and demanded I proceed with his request. What should I do? member of senior management, or contact the Ethics Hotline. Recording the revenue would violate accounting and reporting standards and our Code. Making a false accounting entry – even when your manager is demanding that you do so – is illegal and is never acceptable. ETHICS HOTLINE: TO CALL OR NOT TO CALL? The Ethics Hotline provides one way for interested parties to raise accounting or auditing concerns, but these types of concerns can also be submitted through any of the reporting methods described in the Code. A

18 Westrock Code of Ethics July 2022 RESPONDING TO AUDITS, INVESTIGATIONS AND INQUIRIES We comply with requests from our external auditors and provide them with the most accurate and timely information. We also provide information requested in connection with investigations conducted by the Company or by any government authority. We take special care to retain all documents that relate to imminent or ongoing investigations, lawsuits, audits or examinations involving our company. If you know or are notified that documents in your possession are subject to a legal hold or are needed for an investigation, you must not destroy, conceal or alter these records in any way. When you participate in any investigation, make sure you never make any untrue or misleading statements, or encourage anyone else to do so. Providing false information to an investigator can expose the Company and the individuals involved to criminal liability. You must provide all the documents requested during the audit to make sure our My business unit is being audited, and I’m concerned that if I show them certain documents, it will result in an unfavorable audit report and will reflect badly on my manager. What should I do? auditors have an accurate and complete understanding, even if it leads to an unfavorable report. A

19 Westrock Code of Ethics July 2022 COMPLYING WITH LAWS PROHIBITING INSIDER TRADING We comply with the laws that prohibit “insider trading”. This means that we do not buy, sell or trade in stock or other securities when in possession of material non-public (or “insider”) information. This applies to any material non-public information learned in the course of our jobs, including information about Westrock or about another company, such as a customer or vendor. We also comply with laws that prohibit “tipping”. Tipping means sharing material non-public information with someone else who might use that information to buy, sell or trade in stock or other securities. We must avoid disclosing material non-public information to anyone outside of Westrock (including family members) and avoid sharing information with anyone inside of Westrock except those who have a need to know the information as part of their job responsibilities. All information about the Company should be considered confidential information. A. Wrong. I had lunch with a Westrock colleague yesterday who told me that she is working on a merger with one of our competitors that will be announced next week. I think the competitor’s stock price will increase after we announce the merger, so now is a great time for me to buy stock, right? You now have insider information and cannot buy, sell or otherwise trade in the competitor’s stock, until the deal has been disclosed to the public. You also cannot share this information with anyone else. MATERIAL? NON-PUBLIC? Information is “material” if a reasonable investor would consider the information important when deciding to buy, sell, or hold a company’s stock or other securities. Information is “non- public” until it has been widely disclosed to the public through a press release or other public filing, and enough time has passed for the securities markets to digest the information.

20 Westrock Code of Ethics July 2022 PROTECTION OF CONFIDENTIAL INFORMATION We must each protect Westrock confidential and proprietary information. We must also protect confidential and proprietary information belonging to our customers, vendors and others with whom the Company does business that is learned during our employment. We do this by: disclosing such information within the Company only to those who have a need to know the information as part of their job duties; securely maintaining and storing such information and records; and not disclosing such information to third parties outside Westrock without the express written consent of the Company or the owner of the information. Information generally remains confidential until it has been publicly disclosed by the owner of the information. Our obligation to protect confidential information continues throughout the course of employment and even after termination or retirement. Upon leaving Westrock, we are expected to return any confidential information to the Company. Confidential and/or proprietary information can be in the form of hard copy or electronic documents and records, including email, or it can be verbal information. Examples of confidential information include: 1. information about contracts with customers, vendors, or others with whom we do business; 2. personal information, such as medical information, employee identification numbers, bank account numbers and other types of personal information, about the Company’s employees or customers; 3. information about new products or planned expansion into new geographies or lines of business; 4. financial and accounting results not yet disclosed; 5. information about proposed mergers, acquisitions or dispositions; and 6. information about the Company’s strategy. ANTITRUST REMINDER Obtaining and using information about our competitors raises special concerns under global antitrust laws. Please refer to the “Competing Ethically and Legally” section of the Code for further discussion about this topic. For more information about our obligations to safeguard employee data and information, refer to the Employee Privacy and Data Protection section of this Code.

21 Westrock Code of Ethics July 2022 PROTECTION OF COMPANY ASSETS AND RESOURCES We are responsible for making sure the Company’s assets and resources are not misused, lost, damaged, or wasted. Misused or wasted Company resources harm our operational and financial performance. As a general rule, we must avoid personal use of Company assets. Reasonable personal use of communication tools such as e-mail, telephone and the internet are acceptable if it does not interfere with our job responsibilities and does not result in significant additional cost to the Company. If you have any questions or concerns about whether your personal use of Company equipment is appropriate, discuss it with your manager. We must never use Company computer systems and technologies to download, view, or send material that is illegal, offensive, or sexually explicit, and we must comply with all applicable Company policies when using Company assets for business or personal use. As long as the personal use of your Company I have a Company mobile phone that I must carry with me, so I don’t have a personal mobile phone. Am I allowed to use my Company phone for personal calls and texts? phone is reasonable and does not interfere with your job responsibilities, it is allowed. If there is any concern that your personal use will result in significant additional cost to the Company, discuss it with your manager. USE OF COMPANY EQUIPMENT Subject to applicable law, all information, data, and files on Company equipment and networks belong to the Company. The Company reserves the right to monitor, use or disclose, as the Company determines is necessary for its legitimate business purposes, any messages, documents or any other files on Company equipment without notice. A

22 Westrock Code of Ethics July 2022 PROTECTION OF THE WESTROCK BRAND AND OTHER INTELLECTUAL PROPERTY One of the Company’s most valuable assets is the Westrock brand, which has become known for sustainability and integrity. The brand includes the “Farmer Direct Verified®” and “Raíz®” names, trademarks and logos. We also have other valuable intellectual property, such as patented inventions, copyrighted materials, trademarks, trade secrets and know- how. We make every effort to protect our brand and other intellectual property from unlawful and negative use by others to the extent allowed by applicable law. We are responsible for protecting our intellectual property, including our brand, by ensuring that it is not used improperly in a manner that disparages the Company or harms our reputation. If you see our name, trademarks or logos being used in an inappropriate or questionable way, let your manager or the Company’s Legal Department know so that we can determine our rights. In addition to our own intellectual property, we are committed to respecting the intellectual property of others. This means we do not use or disclose others’ intellectual property, or allow others to use or disclose it, without proper authorization. Unauthorized use or disclosure of others’ intellectual property can expose the Company and even individual employees to civil liability, fines or criminal penalties. To help avoid these risks, consult with the Legal Department: before adopting new names for products or services; prior to launching new or modified products or processes that are similar to those of other companies; for applications or other filings related to patents, trademarks, copyright, or other intellectual property rights; and before using photographs, videos, articles, documents or software that may be copyrighted by others. USING THE BRAND Use of the Westrock brand, trademarks and logos for advertising or marketing purposes must be approved by the Company’s Marketing Department. Use of our brand by anyone outside the Company also must be approved by the Company’s Legal Department.

23 Westrock Code of Ethics July 2022 AVOIDING CONFLICTS OF INTEREST Each of us has a responsibility to act in the best interest of the Company and to avoid actions and activities that conflict with this responsibility. Conflicts of interest occur if our personal, social, financial or political activities interfere, or potentially interfere, with our loyalty to Westrock. It is impossible to describe every circumstance in which a conflict could exist. There are certain situations that will always be considered a conflict of interest and a violation of this Code. Examples include: Doing business on behalf of Westrock with a relative or anyone else with whom you have a close personal relationship; Hiring, promoting, or supervising, or directing business to a relative or anyone else with whom you have a personal relationship; Conducting any activity that competes with Westrock business or assisting others in competing with Westrock business; and Taking personal advantage of a business opportunity that you become aware of through your work at Westrock or directing someone else (such as a family member, friend, or acquaintance) to such an opportunity. There are other situations that may give rise to a conflict of interest. Examples of these situations include: 1. having a second job, acting as a consultant or serving as a director of any entity other than Westrock; 2. having a financial interest or a family member with a financial interest in any existing or potential customer, supplier or competitor (such as owning stock in or loaning money to one or more of these entities); 3. having a direct report who has business dealings with your relatives or others close to you; 4. having a family member in a business that competes with Westrock; and 5. receiving personal discounts or other benefits from customers, suppliers or other service providers if you are making decisions on the Company’s behalf involving these parties. WHAT IF I AM AN INVESTOR? Having a financial interest in a customer, supplier or competitor is not considered a conflict of interest if that interest is held through publicly- traded diversified mutual funds, index funds or similar poolings of securities, as long as you have no influence over the fund’s investment decisions.

24 Westrock Code of Ethics July 2022 AVOIDING CONFLICTS OF INTEREST Even the appearance of a conflict can have negative effects. Therefore, when considering whether a conflict of interest may exist, we must consider how our actions might appear to others. If you find yourself in any situation that may involve a conflict of interest, or the appearance of a conflict, you must talk to your manager, your Human Resources representative or the Company’s Legal Department for appropriate guidance. I have a home renovation business and do work on the weekends for which I receive compensation. Is this a conflict of interest with my job at Westrock? Generally speaking, this is not a conflict, under the Code as long as you do not do the work during times you are supposed to be working for Westrock and do not use Westrock resources in any way related to your renovation business. However, having a second job or performing work outside of Westrock may be limited or prohibited under local Company policy or local laws. Therefore, you must disclose any side business or second job to your manager to ensure that it is allowed in your country of operation. If it is allowed, you must also notify your manager of any changes in the nature or scope of the business. My nephew is looking for a job, and there’s an opening at my facility for which he is qualified. Can we both work at the same facility? There is no absolute prohibition against relatives working at the same location. However, you cannot be involved in the hiring process and cannot be in your nephew’s chain of supervision if he is hired. You must also disclose your relationship with him to your manager. GIFTS & ENTERTAINMENT It may be appropriate in certain circumstances to receive common courtesies, such as sales promotional items or holiday gifts of nominal value, occasional meals or modest entertainment from vendors with whom you have a direct relationship. Please refer to the “Gifts and Entertainment” section of the Code for further discussion about receiving common courtesies. A A

25 Westrock Code of Ethics July 2022 GIFTS AND ENTERTAINMENT Giving gifts, engaging in business entertainment, or paying for meals or travel expenses can foster constructive business relationships with third parties. These activities are acceptable as long as they comply with the Company’s policies. We only engage in these activities in connection with a legitimate business purpose, such as explaining, demonstrating or promoting the Company’s products or services, or in the course of performing services for a customer. We never engage in these activities to obtain an improper advantage or to influence the impartial decision- making of any third parties with whom we are doing or would like to do business. We also do not engage in these activities when doing so violates local law or the recipients’ own rules or creates even the appearance of an improper motive. We must ensure that gifts, entertainment and travel expenses we provide to third parties are always appropriate to a business relationship and reasonable in value. It is also acceptable to receive common courtesies from third parties with whom we do business, such as sales promotional items or holiday gifts of nominal value, occasional meals or modest forms of entertainment, as long as they are appropriate to a business relationship and doing so does not create a conflict or appearance of a conflict with our duty to act in the best interests of Westrock. If you have any questions about whether a gift, meal or entertainment you receive in connection with your employment is appropriate, talk to your manager. We may never give or accept gifts of cash or cash equivalents (such as gift cards, pre-paid cards, gift certificates, travelers’ checks) from third parties. If you receive a gift of cash or cash equivalent, return it immediately and notify your manager and the Company’s Legal Department of the situation. Whether entertainment, meals and travel expenses are reasonable can vary depending on the circumstances, including the position of the person being entertained and the location of the entertainment. However, they must never be extravagant in nature or cost, and cannot include paying for persons not directly involved in the business discussions (e.g., spouses). Generally speaking, business meals must occur in modest, business-appropriate restaurants; travel must be coach class; and lodging must be at business-class hotels. Gifts also must be of modest or nominal value and can be given or received only on an occasional basis. If you have any questions or concerns about the appropriateness of a gift or any entertainment, meal or travel expense, discuss the situation with your manager or the Company’s Legal Department. Expenses related to gifts, entertainment, meals, and travel must be reported accurately.

26 Westrock Code of Ethics July 2022 GIFTS AND ENTERTAINMENT Providing gifts or entertainment, or paying for meals or travel expenses for government officials, including officers and employees of state-owned or controlled entities or organizations, creates special concerns. Before providing gifts, entertainment, meals or travel to a government official, you must obtain written approval from your manager. The procurement officer of a potential large retail customer wants to see our coffee roasting operations. Can I pay to fly her and her husband to our location for a tour and tasting and pay for their hotel room and meals? Paying reasonable travel, hotel and meal expenses for a potential customer to see the Company’s operations may be appropriate when related to business discussions. However, paying for the spouse’s travel and meal expenses would not be appropriate because there is no legitimate business purpose for the spouse to attend the tour and tasting. I have two tickets to a very popular show that I would like to give to a potential customer for whom we just submitted a response to an RFP. Is this acceptable? No. Giving a gift to a customer from whom Westrock is actively trying to obtain business could be seen as an attempt to influence the outcome of the bid process. Even the appearance of an improper motive would make this gift inappropriate. FOREIGN CORRUPT PRACTICES ACT Further guidance on dealing with government officials and entities can be found in the Company’s “Foreign Corrupt Practices Act Compliance Policy”, or by contacting the Company’s Legal Department. A A

27 Westrock Code of Ethics July 2022 TAKING CARE IN OUR PUBLIC COMMUNICATIONS We support and encourage honest and accurate communication to Westrock stakeholders. It is important that when speaking on the Company’s behalf, we speak with one voice. For this reason, only certain Westrock employees (including designated members of executive management) are authorized to speak on behalf of the Company. Westrock connects and shares experiences with our customers, suppliers and other third parties on a daily basis. We understand and embrace the various opportunities social media provides to the Company in establishing a dialogue with our stakeholders. “Social media” broadly encompasses blogs, micro blogs, social networking sites, wikis, photo/video sharing sites, message boards, and chat rooms. As with other forms of communication, only authorized personnel may use social media to communicate on behalf of the Company. You must take care to distinguish your own personal communications from communications on behalf of Westrock. This is particularly important when sending personal emails or using social media in your personal capacity, where you must avoid using Westrock letterhead, make clear that you are expressing your own personal views, and never disclose confidential information about the Company, fellow employees, customers, suppliers, or others with whom the Company does business. INVESTOR RELATIONS = VOICE TO THE PRESS If you receive an inquiry from the media, a significant customer, or other stakeholder, you may not respond unless you have been authorized to do so. In general, media, customer and stakeholder inquiries must be referred to the Company’s Vice President, Investor Relations.

28 Westrock Code of Ethics July 2022 DISCLOSURE TO THE U.S. SECURITIES & EXCHANGE COMMISSION AND TO THE PUBLIC Our policy is to provide full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the U.S. Securities & Exchange Commission and in our other public communications. Accordingly, you must ensure that you comply with our disclosure controls and procedures and our internal controls for financial reporting. In the event you believe or suspect that any information that is filed with, or submitted to the SEC, or otherwise made publicly available is materially inaccurate or misleading, or if you have identified or have suspicion of a material weakness in the Company’s public reporting procedures, you must promptly raise such concern with one of the following: • the Chief Legal Officer • the Chairperson of the Audit Committee • another member of the Audit Committee, as may be appropriate Such report may be made on an anonymous basis.

29 Westrock Code of Ethics July 2022 RESPECT FOR OUR CUSTOMERS AND THE MARKETPLACE

30 Westrock Code of Ethics July 2022 COMPLYING WITH THE LAW Westrock is a global company, and as such operates in many countries with diverse cultures, laws and political systems. Our basic rule is that we always abide by the laws of the countries where we operate. As a U.S. company, we also must comply with certain U.S. laws that may apply either directly or indirectly to our non-U.S. operations. The consequences of ignoring a law that we find burdensome can be catastrophic. Damage to our reputation, loss of customers, fines and even imprisonment can result from violating a law, no matter what the intent. If you find a difference between a legal requirement and this Code, always apply the most stringent standard. If you suspect that a violation of the law took place or will take place, you must report it. Even if you do not have all the facts, discuss what you know with your manager, the Company’s Legal Department, or contact the Ethics Hotline. Your report will help ensure that we can carefully review the issue and determine if a violation occurred. CALL LEGAL FOR ADVICE The Code cannot cover all the different laws, regulations and other legal requirements that apply to the Company around the world. If you have any questions about a situation, contact the Company’s Legal Department for advice.

31 Westrock Code of Ethics July 2022 DEALING FAIRLY WITH ALL THOSE INVOLVED IN OUR BUSINESS We deal fairly with our customers, vendors, employees and competitors. We value our relationships with all stakeholders in our business and share only truthful and honest information with them. We do not take unfair advantage of anyone through manipulation, concealment, misuse of confidential information or misrepresentation of material facts. A. No. You may not share rumors I am negotiating with a potential customer who is currently working with one of our major competitors. Recently, I have heard rumors that this competitor is in financial trouble and has lost its insurance. Can I share this information with the potential customer? about competitors to gain a competitive advantage. Taking advantage of the customer by disclosing an unverified rumor is unfair and unethical.

32 Westrock Code of Ethics July 2022 IMPROPER PAYMENTS We do not make or offer any payments or other improper inducements or bribes in order to obtain or retain business, influence an individual’s actions or decisions, or gain an improper advantage. Improper inducements include providing or offering anything of value for an improper purpose – such as: 1. money 2. kickbacks 3. gifts 4. favors 5. entertainment We do not do this directly, and we cannot allow it to be done for us indirectly by an agent, consultant or other intermediary. NO INDUCEMENTS The mere giving or offering of a payment or inducement for an improper purpose violates the Code and may be a violation of the law, even if we ultimately do not obtain any benefit from the payment or inducement.

33 Westrock Code of Ethics July 2022 IMPROPER PAYMENTS Giving a gift, providing a meal or entertainment or paying for travel for a government official may be seen as making an improper payment. In addition, because we are responsible for actions taken by third parties on our behalf, the use of consultants or other intermediaries to assist us in situations involving government agencies or state-owned or controlled entities also raises special concerns under anti-corruption laws. Some anti-corruption laws, including the U.S. Foreign Corrupt Practices Act (FCPA), contain an exception for “facilitating payments” made to expedite routine government actions. These types of payments are often illegal under local laws, and it is often difficult to determine whether a payment is an acceptable facilitating payment or an illegal bribe. Under our policy, facilitating payments are strongly discouraged, and no one is authorized to make such a payment unless it has been approved by an attorney in the Company’s Legal Department. If you are considering making a facilitating payment, you must contact the Legal Department for approval before doing so. A. No. This would be I need a license that a government agency has denied because the Company does not meet the requirements. I have an acquaintance who says he has a very good relationship with the agency employee who makes the licensing decisions. My acquaintance says he can get the license for me if I just agree to reimburse him for taking the official to dinner. Can I proceed? considered a bribe to obtain a license the Company is not otherwise entitled to. You could not take the official to dinner in order to obtain the license and cannot let a third party engage in this type of activity for the Company’s benefit. FOREIGN CORRUPT PRACTICES ACT For further guidance on these areas, refer to the Company’s “Foreign Corrupt Practices Act Compliance Policy” or contact the Company’s Legal Department.

34 Westrock Code of Ethics July 2022 COMPETING ETHICALLY & LEGALLY Competition is often tough but should always be fair. We conduct our business ethically and follow antitrust and competition laws wherever we operate. These laws are global in reach and impose very serious penalties for companies and individuals that fail to follow them. In accordance with these laws: we do not discuss or share our Company’s business information with competitors, including prices, compensation, tenders, customers, markets, territory, strategy, investments or other competitive information; we acquire competitive information only through ethical and lawful means and keep a record of the source of the information and the date it was received; and we do not enter into agreements (whether formal or informal, oral or written) with competitors about prices, market allocation, service territory, investments, bids, costs, profits, margins, customer allocation or any other competitive aspect of our business. We take extra care to limit contacts with competitors as much as possible and ensure that they occur only in a proper and legitimate forum and manner. We must promptly inform the Company’s Legal Department of contacts with competitors (other than contacts that are part of the Company’s normal operations, such as when a competitor makes a delivery to a Company location or a competitor is acting as a subcontractor for the Company), or if we receive our competitor’s information directly from the competitor or its employees or through other questionable means. Contact the Company’s Legal Department for I found a folder in an empty meeting room with the pricing strategy of a competitor. The competitor did not give it to me, and we did not conspire to share this information. What should I do? guidance on what to do with the information. Always err on the side of caution and do not take any chances of a potential antitrust violation. CAREFULLY COMPETE When we gather competitive information, we must follow these basic guidelines: collect competitive information only from the public domain or other legitimate sources and never from the competitors themselves; never lie or misrepresent the Company or our connection to the Company when gathering information; and do not use the employee recruiting or interview process in order to gather information. A

35 Westrock Code of Ethics July 2022 Yes! COMPETING ETHICALLY AND LEGALLY Trade association meetings are of special concern. We must follow the rules set forth below when participating in these meetings: never discuss Westrock sensitive business information like pricing, compensation, tenders, customers, markets, territory, strategy, investments or other competitive information; if competitors engage in discussion of sensitive information, make clear that we do not intend to participate, leave the meeting and, if possible, have our departure recorded; obtain a written agenda prior to the meeting and meeting minutes after the meeting; ask the trade association for a lawyer to attend the meeting to provide antitrust warnings and advice, if appropriate; and be watchful for improper discussions in subcommittees, as well as informal discussions during the meeting and in social settings. A. Yes! At a trade association annual dinner, I was sitting near a former colleague who now works for one of our competitors. She asked me “off the record” how we were doing with Customer X because her company is thinking about increasing its prices with similar customers. I told her I could not discuss pricing with her but doing so felt very impolite. Was I right to tell her this? Telling your former colleague, it was not an appropriate business discussion and declining to answer, was the right thing to do to protect you and the Company. You must also report the discussion to the Company’s Legal Department - and note that there is no such thing as an “off the record” conversation.

36 Westrock Code of Ethics July 2022 COMPLYING WITH INTERNATIONAL TRADE RESTRICTIONS We comply with applicable laws and regulations that restrict trade with specified countries, entities, and individuals. The penalties for violating these laws, which sometimes apply outside the legislating country, can be very serious. Trade restrictions that typically apply to Westrock include: exports or imports to or from a prohibited or sanctioned country, entity or individual; providing services to a prohibited or sanctioned country, entity or individual; and U.S. anti-boycott laws. You should contact the Company’s Legal Department with any questions.

37 Westrock Code of Ethics July 2022 RESPECT FOR OUR COMMUNITIES

38 Westrock Code of Ethics July 2022 SUSTAINABILITY AND RESPONSIBLE SOURCING We are committed to operating in a way that is environmentally responsible. Improving our environmental performance means operating more efficiently and promoting sustainable development. We continuously look for ways to reduce potential environmental risks, and the impact of our products and operations on the environment. We are engaging with our suppliers to address sustainability needs and initiatives within our supply chains. We ethically source our materials through global supply chains to create meaningful change in the lives of families and connect the world through great beverages. As part of our mission, we are committed to complying with all applicable laws and regulations in each of the countries in which we operate and ensuring that the parties who supply us with goods and services do the same. Our responsible sourcing policy is designed to provide visibility into all aspects of our supply chains and to protect our suppliers, associated farmers and their environments from exploitation. RESPONSIBLE SOURCING For further guidance on these areas, refer to the Company’s “Responsible Sourcing Policy.”

39 Westrock Code of Ethics July 2022 DOING BUSINESS AS GOOD CORPORATE CITIZENS We have a responsibility to be a good citizen in the communities in which we do business and we value this role. We are sensitive to the economic role we play in our communities, and the Company contributes to local as well as national organizations that support our communities. We encourage employees, officers and directors to take an active personal role in organizations dedicated to public service. Each of us is free to make personal charitable contributions. However, if you want Westrock to make charitable contributions or to participate in charitable causes or events, you should discuss it with your management and obtain the required corporate approval. We respect universal human rights. Doing so benefits both our employees and the communities in which we operate. We strongly condemn human rights abuses, including human trafficking and forced labor of any kind. We comply with applicable local, state, national and international laws regarding the employment of minors. CHARITABLE CONTRIBUTIONS It may be appropriate for Westrock to contribute to charitable organizations. However, in all cases, and especially when there is a connection with a customer or with a government entity with whom we interact — even a remote or indirect one — contributions, in money or in kind, have to be approved internally. Check with your manager or Human Resources representative about the approval process.

40 Westrock Code of Ethics July 2022 ENGAGING IN THE POLITICAL PROCESS IN COMPLIANCE WITH THE LAW We are each entitled to participate, or to choose not to participate, in the political process and neither the Company nor its management nor other employees should pressure us in any way regarding our decision. When we participate in the political process on our own behalf, we must take care to express our own personal views and not provide any opinions or views on behalf of the Company. In addition, no one may use the Company’s resources to carry out or support personal political activities. If you are being pressured with respect to participation in the political process or your political activities or decisions, or you believe you have been retaliated against for any such activities, report it immediately to your Human Resources representative or through the Ethics Hotline. A. No. My neighbor is running for mayor and I offered to help with her campaign. Her views are in line with Westrock’s values. May I print a few campaign fliers on the color printer during my lunch hour? You may not use Company resources (no matter how insignificant) to support personal political activities.

41 Westrock Code of Ethics July 2022 CONTACT INFORMATION

42 Westrock Code of Ethics July 2022 CONTACT INFORMATION ETHICS HOTLINE Phone: 1-844-978-2541(United States) 0800-090-3348 (United Kingdom) 1-800-81-8643 (Malaysia) Website: https://westrockcoffee.ethicspoint.com LEGAL DEPARTMENT For letters, write to: Westrock Coffee Company (United States) Attn: Chief Legal Officer 100 River Bluff Drive, Suite 210 Little Rock, Arkansas 72202 HUMAN RESOURCES DEPARTMENT Employees can also report any concerns to their local or regional Human Resources contact or the Legal Department. Westrock Coffee Company (United States) Attn: Executive Vice President of Human Resources 100 River Bluff Drive, Suite 210 Little Rock, Arkansas 72202